UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2025

Plug Power Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34392	22-3672377
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

125 Vista Boulevard Slingerlands, New York	12159
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (518) 782-7700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PLUG	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 28, 2025, Plug Power Inc. (the “Company”) entered into a Secured Debenture Purchase Agreement (the “Secured Debenture Purchase Agreement”) with YA II PN, Ltd., as buyer (the “Buyer”). Under the Secured Debenture Purchase Agreement, the Buyer has committed to purchase an initial tranche of secured debentures in an aggregate principal amount of $210,000,000 (the “Initial Tranche”) for a purchase price (after giving effect to original issue discount) of $200,000,000 and a second tranche of secured debentures in an aggregate principal amount of up to $105,000,000 (the “Second Tranche”) for a purchase price (after giving effect to original issue discount) of up to $100,000,000. The Secured Debenture Purchase Agreement also permits the Company to sell to the Buyer a third uncommitted tranche of secured debentures in an aggregate principal amount of up to $210,000,000 (the “Third Tranche”).

The Initial Tranche and the Second Tranche are subject to customary closing conditions, including the accuracy of representations and warranties, the Company’s shares of common stock continuing to be listed on the Nasdaq Capital Market, and the provision of perfected security interests. The Third Tranche is only required to be purchased by the Buyer at the mutual election of the Company and the Buyer. The Company will use the net proceeds of the Initial Tranche, in part, to repay $60,000,000 of principal, all accrued and unpaid interest then due and owing with respect to all obligations thereunder, the payment premium due with respect to such payment, and all other obligations then due and owing under the Company’s existing convertible debenture. The Initial Tranche is expected to close on or about May 2, 2025. If the closing for the Initial Tranche has not occurred on or before May 12, 2025, each of the Company and the Buyer has the right to terminate the Secured Debenture Purchase Agreement.

All secured debentures issued under the Secured Debenture Purchase Agreement will incur interest at a rate of 15% per annum, which interest will increase to 25% per annum upon the occurrence of an Event of Default (as defined in the Secured Debenture Purchase Agreement) for so long as such event remains uncured and unwaived. Accrued Interest will be paid in cash on the last day of each calendar month and at maturity.

The secured debentures will mature on a scheduled maturity date of May 1, 2028 in a single payment, provided that, unless elected otherwise by the Buyer, the secured debentures will amortize on the schedule set forth in the form of debenture attached as Exhibit A to the Secured Debenture Purchase Agreement. Within five days of the date on which the Company obtains stockholder approval to increase the number of its authorized shares of common stock, the Company will issue to the Buyer a warrant to purchase 31,500,000 shares of common stock (the “Warrant”). If the Company and the Buyer elect to close the Third Tranche, the Company has agreed to issue additional Warrants to the Buyer. The exercise price of the Warrants will be determined at the time of the issuance of the Warrants and will equal the lower of (i) the closing price of the Company’s common stock immediately preceding the issuance of the Warrants or (ii) the average closing price of the Company’s common stock for the five trading days immediately preceding the issuance of the Warrants.

Upon the payment in full of the secured debentures, the Company is obligated to pay the Buyer an exit fee of 2% of the principal amount of the Initial Tranche of the secured debentures, provided that the exit fee is reduced by one twelfth for each month that the Company pays amortization payments during the period from July 31, 2025 through and including June 31, 2026.

All secured debentures issued under the Secured Debenture Purchase Agreement will be secured by substantially all of the assets of the Company and its existing and future material domestic subsidiaries and guaranteed by its existing and future material domestic subsidiaries, subject to limited customary exceptions.

The Secured Debenture Purchase Agreement includes, and the secured debentures issued thereunder will include, customary affirmative and negative covenants and events of default. The Secured Debenture Purchase Agreement and the secured debentures issued thereunder do not include a financial or maintenance covenant. The occurrence of an Event of Default (as defined in the Secured Debenture Purchase Agreement) may result in the acceleration of repayment obligations with respect to any outstanding secured debentures.

The foregoing are only summaries of the material terms of the Secured Debenture Purchase Agreement and the secured debentures and Warrants issued thereunder, do not purport to be complete descriptions of the rights and obligations of the parties thereunder, and such summaries are qualified in their entirety by reference to the Secured Debenture Purchase Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

On April 28, 2025, the Company issued a press release in connection with the entry of the Secured Debenture Purchase Agreement announcing, among other things, its preliminary estimated financial results for the first quarter of 2025 and its revenue guidance for the second quarter of 2025. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The preliminary estimated financial information is based solely on information available to the Company’s management as of the date hereof and is subject to change. The actual financial results may differ (and such differences may be material) from these preliminary estimates due to the completion of the Company’s financial closing procedures and accounting review. The preliminary estimates are subject to final adjustments and other developments that may arise between the date hereof and the time that the actual results are finalized. There can be no assurance that these estimates will be realized, and estimates are subject to risks and uncertainties, many of which are not in the Company’s control. Therefore, you should not place undue reliance on the preliminary estimated financial information. In addition, the preliminary estimated financial information is not a comprehensive statement of the Company’s financial results, nor is it indicative of any future period or any full fiscal year and should be read together with the Company’s audited consolidated financial statements and related notes included in its Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission (the “SEC”) on March 3, 2025.

The information in this Item 2.02 is furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any registration statement or other filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except as shall be expressly set forth by specific reference in such filing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the Secured Debenture Purchase Agreement and the secured debentures is hereby incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

As disclosed above in Item 2.02 of this Current Report on Form 8-K, the Company issued a press release on April 28, 2025 announcing, among other things, that it had entered into the Secured Debenture Purchase Agreement with the Buyer providing for the issuance of up to $525 million of secured debentures. The press release, which is attached hereto as Exhibit 99.1 hereto, is incorporated herein by reference. The information in this Item 7.01 is furnished and shall not be deemed filed for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any registration statement or other filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements Disclaimer

This press release includes certain “forward-looking statements” within the meaning of the federal securities laws. These statements include, but are not limited to, statements related to the unaudited preliminary estimated financial information of the Company and statements as to the expected timing and completion of the secured financing with the Buyer. These forward-looking statements are made as of the date hereof and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including, but not limited to, the risks related to uncertainties related to market conditions and, with respect to the unaudited preliminary estimated financial results, the completion of quarter-end financial close process and finalization of Plug’s financial statements, which will require significant judgments in a number of areas that may result in the estimates provided herein being different than the final reported. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed in the Company’s filings and reports with the SEC, including the Annual Report on Form 10-K for the year ended December 31, 2024, as well as other filings and reports that are filed by the Company from time to time with the SEC. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release, and you should not place undue reliance on such statements. Except as required by law, the Company undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits

EXHIBIT NO.	DESCRIPTION

10.1	Secured Debenture Purchase Agreement, dated as of April 28, 2025, by and between Plug Power Inc. and YA II PN, Ltd., as buyer.
99.1	Press Release dated April 28, 2025.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plug Power Inc.

Date: April 28, 2025	By:	/s/ Paul B. Middleton
	Name:	Paul B. Middleton
	Title:	Chief Financial Officer